UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 21, 2007
Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number

1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

1-1839	COMMONWEALTH EDISON COMPANY (an Illinois corporation) 440 South LaSalle Street Chicago, Illinois 60605-1028 (312) 394-4321	36-0938600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events
Item 8.01.  Other Events

On December 21, 2007, Commonwealth Edison Company (ComEd) entered into a Settlement Agreement with the City of Chicago (City).   The Settlement Agreement is a comprehensive agreement addressing a wide range of issues and disputes between ComEd and the City.  The principal terms of the Settlement Agreement are:

Payments

ComEd will make payments to the City totaling $55 million through 2012, so long as the City meets certain conditions contained in the Settlement Agreement.   The payments made by ComEd will be included in earnings reported under accounting principles generally accepted in the United States (GAAP) during the periods in which the cash payments are made and will be excluded from adjusted (non-GAAP) operating earnings.  The schedule of payments is:

•	$23 million in 2007
•	$18 million in 2008
•	$8 million in 2009
•	$3 million in 2010
•	$1 million in 2011
•	$2 million in 2012

Regulatory Matters

The City has agreed not to challenge ComEd’s position in certain regulatory proceedings during the term of the Settlement Agreement, including:

•	ComEd’s requested revenue requirement in the delivery rate case and storm rider filed by ComEd with the Illinois Commerce Commission (ICC) in October 2007
•
ComEd’s proposed revenue requirements in future cases if the projected increase in the average residential bill does not exceed a certain amount based on the Consumer Price Index (if the City, after notice, continues to make such a challenge it forgoes all future payments under the Settlement Agreement)

•	ComEd’s recovery of all of its wholesale power costs
•	ComEd’s current transmission rate case filed at the Federal Energy Regulatory Commission
•	Any rate design or rider filed with the ICC, unless the impact of the challenge on ComEd would be revenue neutral.

In addition, the City agreed to dismiss its appeal related to ComEd’s 2005 delivery rate case.

Project Substitution and Deferral

In order to allow ComEd to focus on projects that create more value and improve reliability in the City, the City has agreed to allow ComEd to substitute certain projects previously required to be completed under ComEd’s Franchise Agreement with the City and to defer the completion of certain other required projects.  The Settlement Agreement also establishes a panel made up of City and ComEd representatives to evaluate opportunities to improve reliability.

Other Provisions

The Settlement Agreement also settles a number of disputes between the City and ComEd, including releasing ComEd from alleged municipal Code violations, requiring the City to pay for damage it causes to ComEd’s equipment or property, releasing ComEd from costs incurred by the City in responding to outages and releasing ComEd from liability relating to an environmental remediation lawsuit pending in federal court.  The Settlement Agreement terminates on February 15, 2012.

* * * * *

This combined Form 8-K is being furnished separately by Exelon Corporation (Exelon) and ComEd (Registrants).  Information contained herein relating to any individual Registrant has been furnished by such Registrant on its own behalf.  No Registrant makes any representation as to information relating to any other Registrant.

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2006 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Exelon’s Third Quarter 2007 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I, Financial Information, ITEM 1. Financial Statements: Note 13; and (3) other factors discussed in filings with the Securities and Exchange Commission by the Registrants.  Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION

/s/ John F. Young
John F. Young
Executive Vice President, Finance and Markets
and Chief Financial Officer
Exelon Corporation

COMMONWEALTH EDISON COMPANY

/s/ Robert K. McDonald
Robert K. McDonald
Senior Vice President, Chief Financial Officer,
Treasurer and Chief Risk Officer
Commonwealth Edison Company

December 31, 2007